News Release

Cenveo Announces Annual Shareholders Meeting and
Receives NYSE Communication

STAMFORD, CT - (March 31, 2017) - Cenveo, Inc. (NYSE: CVO) today announced that its Annual Meeting of Shareholders will be held at its corporate headquarters, 200 First Stamford Place, 2nd Floor in Stamford, Connecticut on Thursday, April 27, 2017 at 8:00 a.m. Eastern Time.

The Company also notes that on March 28, 2017, it received notice (the “Notice”) from the New York Stock Exchange, Inc. (the “NYSE”) that the Company does not presently satisfy the NYSE’s continued listing standard requiring the average market capitalization of the Company to not be less than $50 million over a 30 trading-day period while its stockholders’ equity is less than $50 million. The Notice has no immediate impact on the listing of the Company’s common stock and does not affect the Company’s ongoing business operations or its Securities and Exchange Commission reporting requirements. In accordance with the NYSE rules, the Company intends to respond to the Notice within 45 days of its receipt with the submission of a business plan demonstrating how the Company intends to return to compliance with the market capitalization standards within 18 months of receipt of the Notice (which period may be truncated by the NYSE). The NYSE will review that plan and, within 45 days of its receipt, determine whether we have made a reasonable demonstration of an ability to achieve compliance on the market capitalization standard. If the NYSE accepts the plan, the common stock will continue to be listed and traded on the NYSE during that specified period. The Company believes that its previously announced two-year $50 million profitability improvement plan will meaningfully present to the NYSE the demonstration necessary to achieve compliance in the appropriate period of time.

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Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," examples of which include statements relating to our 2017 outlook and future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) our substantial level of indebtedness could materially adversely affect our financial condition, liquidity and ability to service or refinance our debt, and prevent us from fulfilling our business obligations; (ii) our ability to pay the principal of, or to reduce or refinance, our outstanding indebtedness; (iii) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (iv) additional borrowings available to us could further exacerbate our risk exposure from debt; (v) United States and global economic conditions have adversely affected us and could continue to adversely affect us; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) increases in energy and transportation costs; (xiv) our labor relations; (xv) our compliance with environmental laws; (xvi) our dependence on key management personnel; (xvii) any failure, interruption or security lapse of our information technology systems and (xviii) there can be no assurances that our profitability plan will satisfy the NYSE or result in achieving compliance with its listing standards. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.